Northern Rock £[3.25]bn UK Prime Residential Mortgage Securitisation

Investor Presentation

November 2006

Statement regarding this free writing prospectus under the U.S. Securities Act of 1933

U.S. Securities and Exchange Commission Legend

in respect of the Series 2006-4 Class A1, Class A3, Class A5, Class B1, Class B2, Class M1, Class M2, Class C1 and Class C2.

Granite Master Issuer plc (the "issuing entity") has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the "SEC") for the offering of the Series 2006-4 Class A1, Class A3, Class A5, Class B1, Class B2, Class M1 , Class M2, Class C1 and Class C2 (the "USD Notes") to which this communication in part relates. Before you invest in the USD Notes, you should read the prospectus in that registration statement and other documents Granite Finance Funding 2 Limited has filed with the SEC for more complete information about the issuing entity and the offering of the USD Notes. You may get these documents for free by visiting EDGAR on the SEC web-site at www.sec.gov. Alternatively, the issuing entity or any underwriter participating in the offering of the USD Notes will arrange to send you the prospectus if you request it by calling Deutsche Bank toll-free: 1 800 503 4611

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. The information in this free writing prospectus is preliminary and is subject to completion or change.

The SEC urges you to read the prospectus before making an investment decision in respect of the USD Notes.
Investment decisions in respect of the USD Notes should be based exclusively upon the prospectus.

Forward-looking statements

This Investor Presentation includes forward-looking statements. These forward-looking statements can be identified by the use of forward-looking terminology, such as the words, "expects", "may", "will", "should", "could" or "anticipates", or the negative or other variations of those terms. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results and performance of the notes, Northern Rock plc or the UK residential mortgage industry to differ materially from any future results or performance expressed or implied in the forward-looking statements. These risks, uncertainties and other factors include, among others: general economic and business conditions in the UK; currency exchange and interest fluctuations; governmental, statutory, regulatory or administrative initiatives affecting Northern Rock plc; changes in business strategy, lending practices or customer relationships; and other factors that may be referred to in this Investor Presentation. Some of the most significant of these risks, uncertainties and other factors are discussed under the caption "risk factors" in the prospectus, and you are encouraged to carefully consider those factors prior to making an investment decision.

Table of contents

1. Executive summary

Executive summary

- Northern Rock has a long history. It has been a UK mortgage provider since 1850 and is a growing player in the UK
- It is the fifth largest mortgage lender in the UK with £77.3 billion loans and advances to customers (as at 30 June 2006)[1,2]
- Northern Rock is a strong single-A credit. On 1st August 2006 Northern Rock was upgraded to A+ by S&P

	S&P	Moodys	Fitch
Long Term	A+	A1	A+
Short Term	A-1	P-1	F1

- Northern Rock's key strategy is its cost base.
  - Costs to asset ratio 0.32%[1]
  - Cost to income ratio 28.9%[1]
- In a price competitive market this allows Northern Rock to generate asset growth by aggressive pricing
- The strategy is dependent on securing volume funding. Northern Rock is a regular securitisation issuer with 20 RMBS deals transacted

[1] Northern Rock Interim Results 2006
[2] Northern Rock Interim Results 2006, Competitor results. This refers to the stock of mortgage loans outstanding

Granite mortgages – series 06-4 note structure

Note Class	S&P / Moodys / Fitch Ratings	Currency	Note Size	Expected Avg Life	Coupon Format	Expected Payment Window	Step Up Date	Legal Final Maturity
[A1	[AAA/Aaa/AAA]	$	786,200,000	0.99	1 month $ Libor	Mar-07 - Sep-08	Dec-11	Dec-30
A2	[AAA/Aaa/AAA]	Euro	617,200,000	0.99	3 month Euribor	Mar-07 - Sep-08	Dec-11	Dec-30
A3	[AAA/Aaa/AAA]	$	704,300,000	2.88	3 month $ Libor	Dec-08 - Jun-10	Dec-11	Dec-54
A4	[AAA/Aaa/AAA]	CAD$	350,000,000	2.88	1 month Cidor	Dec-08 - Jun-10	Dec-11	Dec-54
A5	[AAA/Aaa/AAA]	$	753,600,000	4.91	3 month $ Libor	Sep-10 - Dec-11	Dec-11	Dec-54
A6	[AAA/Aaa/AAA]	Euro	796,100,000	4.91	3 month Euribor	Sep-10 - Dec-11	Dec-11	Dec-54
A7	[AAA/Aaa/AAA]	£	729,600,000	4.91	3 month £ Libor	Sep-10 - Dec-11	Dec-11	Dec-54
B1	[AA/Aa3/AA]	$	60,600,000	2.06	3 month $ Libor	Dec-08 - Dec-08	Dec-11	Dec-54
B2/B3/B4	[AA/Aa3/AA]	$/Euro/£	42,200,000	5.06	3 month $ Libor/Euribor/£ Libor	Dec-11 - Dec-11	Dec-11	Dec-54
M1	[A/A2/A]	$	47,800,000	2.06	3 month $ Libor	Dec-08 - Dec-08	Dec-11	Dec-54
M2/M3/M4	[A/A2/A]	$/Euro/£	62,300,000	5.06	3 month $ Libor/Euribor/£ Libor	Dec-11 - Dec-11	Dec-11	Dec-54
C1	[BBB/Baa2/BBB]	$	32,600,000	2.06	3 month $ Libor	Dec-08 - Dec-08	Dec-11	Dec-54
C2/C3/C4	[BBB/Baa2/BBB]	$/Euro/£	50,300,000	5.06	3 month $ Libor/Euribor/£ Libor	Dec-11 - Dec-11	Dec-11	Dec-54]

- This offering is Northern Rock's 21st residential mortgage-backed transaction offering £[3.25] billion equivalent of securities in US Dollars, Canadian Dollars, Euros and Sterling
- Dollar denominated tranches offered are registered under the U.S. Securities Act of 1933, as amended, and is Regulation AB compliant
- Bonds are sized at a CPR rate of approx 15%

2. The UK Housing and Mortgage Markets

Constituents of the UK mortgage market

Mortgage Market Lending[1]



350,000
300,000
250,000
200,000
150,000
100,000
50,000
0
£000
House Purchase
Remortgaging
Other
1999
2000
2001
2002
2003
2004
2005

Mortgage Market Balances – end 2005[2]



Buy to Let
7.6%
Equity Release
0.4%
Mortgages
92.0%

- The UK mortgage market has four sub-sectors – house purchases (including further advances), remortgages, buy to let and equity release
- House purchases traditionally made up the majority of loans but remortgages have become increasingly important, making up 41% of gross lending in 2005[3]
- Buy to let and equity release remain relatively small parts of the overall market

[1] Source: Council of Mortgage Lenders Table ML1. "Other" includes Buy To Let, further advances, Lifetime mortgages and other loans that cannot be included in loans for house purchase or re-mortgaging
[2] Source: Council of Mortgage Lenders Table MM6, Table MM?. Figures relate to value of loans outstanding. "mortgages" represent the balancing item.
[3] Source: Council of Mortgage Lenders Table ML1

Current health of the UK housing & mortgage markets

- Northern Rock expects gross advances to remain strong in 2006/2007[1]

Transactions and House Prices[2]


Property Transactions (000's) (LHS)
Annual Halifax HPI (RHS)
2,500
2,000
1,500
1,000
500
0
25%
20%
15%
10%
5%
0%
(5%)
(10%)
1987
1988
1989
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006 est

The UK Mortgage Market[3]


£m
350,000
300,000
250,000
200,000
150,000
100,000
50,000
0
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006 est

- Northern Rock expects medium term house price growth to trend with earnings and transactions in 2006/2007 to exceed 2005
- Northern Rock expects gross lending in 2006/2007 to be ahead of 2005 levels

[1] Source: Northern Rock. The forward looking statements on this page are subject to risks, uncertainties and other factors including, among others, general economic and business conditions in the UK and other factors noted under "Forward Looking Statements" on page 2 of this presentation
[2] Source: Council of Mortgage Lenders Table HP1, Table PT2. Property transactions refer to Inland Revenue data. Northern Rock
[3] Council of Mortgage Lenders Table ML1, Northern Rock

UK economic fundamentals

Unemployment & Interest Rates[1]



15%
10%
5%
0%
Unemployment Rate
Base Rate
1985
1988
1991
1994
1997
2000
2003
2006 H1

Median Mortgage Initial Payments/ Net household income – First Time Buyers and Home Movers[2]



25%
15%
5%
First Time Buyers
Home Movers
1986
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006 H1

Housing Tenure[3]



100%
75%
50%
25%
0%
1981
1986
1991
1996
2001
Owner Occupied
Private Rented
Housing Association
LA Rented

- Low unemployment and interest rates provide a backdrop to owner occupation
- Housing tenure is dominated by owner occupation with private renting and Local Authority/Social Housing provision remaining low.

[1] Source: Council of Mortgage Lenders, Table E1. Unemployment refers to Claimant Count (seasonally adjusted)
[2] Source: Council of Mortgage Lenders Table ML2, Table ML3
[3] Source: Council of Mortgage Lenders Table HB3

Housing supply/demand – demographic factors and supply constraints

EU House-building Completions per Thousand Population 2002[1]


16
14
12
10
8
6
4
2
0
Ireland
Spain
Portugal
Greece
Austria
France
Finland
Netherlands
Luxembourg
Germany
Belgium
Denmark
UK
Italy
Sweden

EU Population change 2004/2005[2]


800
700
600
500
400
300
200
100
0
-100
000's
Spain
France
UK
Italy
Ireland
Belgium
Austria
Greece
Portugal
Sweden
Netherlands
Finland
Denmark
Luxembourg
Germany

- Between 2004 and 2021 population is forecast to increase by 4.9 million from 59.8m to 64.7m (i.e. 8%)[3]
- The number of households is set to increase by 2.9 million (14%) between 2003 and 2021[4]
  - People are living longer. In 1981 male life expectancy was 71 and in 2003 it had risen to 76[5]
  - The average household size is falling – in 1961 it was 3.01 and in 2004 it was 2.33. It is expected to fall to 2.13 by 2021[6]
  - There has been a dramatic rise in single person households – 30% of total households in 2001 and a 62% increase since 1971[7]
  - The average age of a first time buyer in 2004 was 34 (up from 31 in 1984)[8]
  - An estimated 582k people migrated into the UK in 2004[9]
- The dwelling stock is increasing more slowly (only 145k net gain in the dwelling stock in 2003/4)[10]

[1] Housing Statistics in the European Union 2003, quoted in Housing Statistics 2005, Table 1.9, ONS
[2] Europe in Figures, Eurostat yearbook 2005, online data edition
[3] Population Trends Summer 2006 Table 1.2 ONS
[4] Housing Statistics 2005 Table 4.3 ONS (refers to England only)
[5] Population Trends Summer 2006 Table 5.1 ONS
[6] Communities and Local Government Table 401 Household estimates and projections
[7] Communities and Local Government
[8] CML Research "Understanding First Time Buyers July 2005
[9] Population Trends Summer 2006 ONS
[10] Housing Statistics 2005 Table 1.2 ONS

Performance of house prices during the last recession

Interest Rate & Unemployment Rate[1]



15%
10%
5%
0%
1985
1987
1989
1991
1993
1995
1997
1999
2001
2003
2005
Unemployment Rate
Base Rate

- Between 1987 and 1989 base rates rose 6.5%
- Unemployment nearly doubles from 5.4% in 1989 to 9.9% in 1992
- An historic peak in house prices was reached in May 1989 (227.4) which fell to a recessionary low in February 1993 (197.9)[2].
- The peak to trough house price fall was only 13%

	Early 1990s	2006 H1
Unemployment	9.9%[a]	3.0%
Base rate	15.0%[b]	4.50%
6-12m arrears	2.07%[c]	0.30%
12m+ arrears	1.50%[d]	0.13%
Repossessions	0.77%[e]	0.07%

[a]1992 [b]1990 [c]1992 [d]1993 [e]1991 respectively the worst years.
Source: Office for National Statistics, Council of Mortgage Lenders Table AP1, AP2

Halifax House Price Index[2]



700
600
500
400
300
200
100
0
Peak
Trough
1983
1988
1993
1998
2003
2006 H1

[1] Source: Council of Mortgage Lenders Table E1, IR1. Unemployment refers to Claimant Count (seasonally adjusted)
[2] Halifax

3. UK mortgage credit quality

Analysis of UK mortgage credit quality

The Council of Mortgage Lenders[1] produce a regular publication which assesses the outlook for UK mortgage credit quality. They cite the main drivers behind arrears as being

- Unemployment
- Interest rates
- Service burden
- Payment shock
- LTV
- Unsecured commitments
- Housing equity
- Household characteristics

[1] Source: Council of Mortgage Lenders Repossession Risk Review August 2006

UK mortgage credit quality is driven by unemployment

Arrears and Unemployment[1]



4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
%
12
10
8
6
4
2
0
%
1985 1988 1991 1994 1997 2000 2003 2006 H1
3m+ Arrears (LHS)
6m+ Arrears (LHS)
Unemployment (RHS)

Duration of Unemployment[2]



000's
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Unemployed less than 6 months
Unemployed 6-12 months
Unemployed 12-24 months
Unemployed more than 24 months
Apr-84 Apr-86 Apr-88 Apr-90 Apr-92 Apr-94 Apr-96 Apr-98 Apr-00 Apr-02 Apr-04 Jan-06

- Survey data shows that the main reason for arrears is change in income[3]
- Total mortgage arrears are highly correlated with unemployment. UK unemployment has drifted gently upwards since 2005
- Serious arrears and repossessions are primarily driven by long term unemployment which is at an all time low

[1] Source: Council of Mortgage Lenders; Table E1, Table AP1
[2] Source: Office for National Statistics; Labour Force Survey, not seasonally adjusted, Table 30b
[3] Council of Mortgage Lenders Repossession and Risk Review, CML August 2006

Mortgage servicing burden and other credit commitments

- Interest rates and the **mortgage service burden** – rising short term interest rates and rising fixed rate mortgage rates have increased the mortgage burden. CML estimate that it could rise further in 2007 but will have a slow effect on arrears[1]
- Statistical work suggests that there is no relationship between arrears and mortgage service burden at payment to income levels below 20%[2]

Median Mortgage Initial Payments/ Net household income – First Time Buyers and Home Movers[1]


25%
15%
5%
First Time Buyers
Home Movers
1986
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006 H1

- Insolvency and debt write off figures suggest increasing numbers of people who have problems **managing indebtedness**
- Indebtedness, however, is concentrated amongst the young, lone parent families and tenants, rather than home owners[3]
- Surveys suggest that 65% mortgage borrowers have unsecured credit, and only 7% of these consider them to be a burden[4]

Individual insolvencies (quarterly, number)[2]


18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
Bankruptcy
IVA
1998
1999
2000
2001
2002
2003
2004
2005
2006

[1] Source: Council of Mortgage Lenders Repossession and Risk Review August 2006
[2] Source: The Insolvency Service
[3] Kempson (2004) quoted in the Council of Mortgage Lenders Repossession and Risk Review August 2006
[4] Barwell (2006) quoted in the Council of Mortgage Lenders Repossession and Risk Review August 2006

Other factors[1]

- **Payment shock** - some borrowers may find an increase in their borrowing costs as their mortgage product changes. CML conclude that this may have been a factor behind arrears increases in 2004 and 2005 but that it is now much less forceful and provides a favourable outlook
- **LTV ratios** – Household level research suggests that arrears are more likely for households with high LTVs[2]. The proportion of high LTV ratio loans (90% plus) has been stable since 2005 Q2 and this provides a stable backdrop for future credit quality
- **Housing equity** - Households with significant equity tend to experience fewer problems than households with little equity. Household equity increased by 2% in 2005 after growing at an annual rate of 15% between 1998 and 2004. If house prices grow with earnings and mortgage debt growth stabilises, CML calculate that housing equity will grow by 2% p.a.
- Younger borrowers tend to experience more difficulties than older ones. The **age distribution** of borrowers for house purchase has shifted towards older borrowers. Recent data shows that 8% of recent borrowers are under 25, less than 30% under 30 and 49% under 35
- The probability of mortgage arrears is substantially greater for households with previous problems.[2] The rise in arrears in 2004 and 2005 and increasing importance of lending to those with **poor credit histories** point to a higher level of underlying mortgage arrears

[1] Source: Council of Mortgage Lenders Repossession Risk Review August 2006
[2] May (2005) quoted in Council of Mortgage Lenders Repossession Risk Review August 2006

4. Northern Rock: Company overview

Securitisation is a key part of Northern Rock's funding and the company is a key player in the European market

Securitisation and Northern Rock's Funding[1]


100%
80%
60%
40%
20%
0%
28%
3%
49%
10%
46%
17%
52%
24%
56%
31%
59%
37%
54%
40%
1999
2000
2001
2002
2003
2004
2005
Securitisation as a % of funding flow
Securitisation as a % of funding stock

- Securitisation is an extremely important source of funding for Northern Rock

	European MBS Issuer[2]	2006 H1 (£bn)
1	Northern Rock	9.2
2	Royal Bank of Scotland	5.6
3	HBOS	5.0
4	GMAC RFC[3]	3.2
5	Rabobank	2.6
6	Lehman Brothers	2.5
7	Credit Suisse Group	2.2
8	Fortis Group	2.1
9	J Sainsbury plc	2.0
10	Bancaja	1.8

- Northern Rock was the largest European MBS issuer in 2006 H1
- In September 2006 Northern Rock closed its Granite 06-3 transaction worth £5.5bn

[1] Source: Northern Rock
[2] Source: Dealogic Bondware. Currencies converted at a sterling/euro rate of 1.45
[3] GMAC RFC includes all General Motors Corp

Northern Rock strategy

- Strategic annual targets
  - Asset growth 20% ± 5%
  - Shareholder Profit growth 20% ± 5% (revised upward from 15% ± 5% in 2006 H2)
  - Return on equity 19% - 22%
- Cost growth one half to two thirds asset growth (and less than income growth)
- Focus on residential mortgage loans, supplemented by secured commercial lending and personal credit

- Strategic strengths
  - Cost efficient bank:
    - Costs to asset ratio 0.32%[1]
    - Cost to income ratio 28.9%[1]
  - Low risk balance sheet – low arrears

Business model delivers low risk growth

[1] Source: Northern Rock Interim Results 2006. Costs to asset ratio and Cost to income ratio are reported on an underlying basis.

Net residential mortgage market share is significantly ahead of par which drives asset growth

Northern Rock UK residential mortgage market share (net and closing stock) 1997-2006 H1



16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
Net share
Closing stock
4.0%
4.1%
6.6%
7.1%
7.3%
8.2%
11.2%
14.50%
14.3%
3.5%
3.2%
3.5%
3.8%
4.5%
4.8%
5.6%
6.5%
6.7%
1998
1999
2000
2001
2002
2003
2004
2005
2006 H1

Note: 2006H1 included only the first 5 months of 2006

Northern Rock Total Assets 1999-2006 H1[1]



£bn
100
90
80
70
60
50
40
30
20
10
0
20.7
22.6
31.1
41.9
51.9
64.9
82.7
88.8
1999
2000
2001
2002
2003
2004
2005
2006 H1

- Despite strong growth, Northern Rock is still relatively small with a market share of stock of 6.7%

- Total Assets have nearly doubled in the past three years, reaching £89 billion as at 30 June 2006

Sources: Northern Rock Annual Report & Accounts (various), Northern Rock Interim Results 2006, Council of Mortgage Lenders
[1] 1999-2003 prepared under UK GAAP. 2004-2006 H1 prepared under IFRS. Total Assets are on a statutory basis

Northern Rock is a major player in the UK mortgage market



Market shares of mortgage stock (end 2005)
Market share of mortgage stock
Movement 2004-2005
25%
20%
15%
10%
5%
0%
-5%
HBOS
Abbey
Nationwide
Lloyds TSB
Northern Rock
RBS
Barclays
HSBC
A&L



Market shares of gross mortgage lending 2005
25%
20%
15%
10%
5%
0%
HBOS
Abbey
Lloyds TSB
Northern Rock
Nationwide
RBS
HSBC
Barclays
A&L

- The UK mortgage market is highly concentrated
- At the end of 2005 the top 10 lenders accounted for 78% of the mortgage lending stock
- The top 20 lenders accounted for 90.5% of the mortgage stock
- Northern Rock is the fastest growing major UK lender from 2004 to 2005

Sources: Council of Mortgage Lenders

- Northern Rock was the fourth largest gross lender in 2005
- In terms of net lending, Northern Rock was the largest lender in 2005

Superior cost efficiency has maintained strong growth in profits


Northern Rock efficiency ratios 1999-2006 H1[1]
Cost: Asset ratio
Cost: Income ratio
60
57
53
46
41
37
34
32
1999
2000
2001
2002
2003
2004
2005
2006 H1


Cost to Income Ratios 2006 H1[2]
60%
40%
20%
41.9%
56.5%
61.7%
Northern Rock
HBOS
Alliance & Leicester
RBS
Bradford & Bingley
Lloyds TSB
Abbey
Barclays


Northern Rock post-tax profit/profit attributable 1999-2005[3]
£m
400
350
300
250
200
150
100
50
0
UK GAAP
IFRS
140.3
179.7
193.9
228.9
274.4
306.2
271.2
308.1
1999
2000
2001
2002
2003
2004
2004
2005

Sources: Northern Rock Annual Report & Accounts (various), Interim Results 2006, Company Reports & Accounts

[1] 1999-2003 prepared under UK GAAP. 2004-2006 H1 prepared under IFRS (on an underlying basis)

[2] Competitors ratios refer to retail banking division where applicable. Source: Competitor Interim Results

[3] 1999-2004 prepared under UK GAAP. 2004-2005 prepared under IFRS (on an underlying basis). UK GAAP refers to post-tax profit, IFRS refers to underlying profit attributable to shareholders

Mortgage performance significantly outperforms the industry average

Number of Loans > 3 Months in Arrears



Council of Mortgage Lenders
Northern Rock
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
1997 H1
1997 H2
1998 H1
1998 H2
1999 H1
1999 H2
2000 H1
2000 H2
2001 H1
2001 H2
2002 H1
2002 H2
2003 H1
2003 H2
2004 H1
2004 H2
2005 H1
2005 H2
2006 H1

Number of Loans > 12 Months in Arrears



Council of Mortgage Lenders
Northern Rock
0.6%
0.5%
0.4%
0.3%
0.2%
0.1%
0.0%

	Dec 2005	June 2006
Total No of Loans	660,151	694,166
No. 3m+	2,591	3,141
No. 12m+	16	20
Stock of possessions	576	628

Number of loans 3m+ in Arrears and number of loans



3m+ (LHS)
No Loans (RHS)
12,000
10,000
8,000
6,000
4,000
2,000
0
800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
0
95
97
99
01
03
05

Sources: Northern Rock Annual Report & Accounts (various), Northern Rock 2006 Interim Results, Northern Rock, Council of Mortgage Lenders

5. Northern Rock: Residential mortgage business

Residential mortgage distribution and product mix 2006 H1

Mortgage distribution 2006 H1


NR Direct
6%
Branch
5%
Intermediary
32%
Intermediary
Internet
57%

- Mortgage intermediaries
  - All must be FSA registered
  - No 'packaged business' is accepted
  - Independent validation and checks are conducted
  - The intermediaries are not involved in underwriting process
  - 57% of business now automated

Product distribution 2006 H1


Buy to Let
9%
Discount
6%
Lifetime
1%
Fixed
49%
Together
35%

- Broad range of products: Price sensitive, Lifestyle, Capital raising
- All mortgages are subject to credit scoring
- Fully transparent product range – all new products available to all existing customers

Source: Northern Rock

Lending policy

- All applicants credit scored
- Northern Rock's bespoke application scorecard uses application data but mostly Credit Referencing Agency data which cannot be influenced by the applicant
- All properties subject to independent valuation
  - All valuers must be professionally qualified, have adequate professional indemnity insurance cover and comply with our standard Terms and Conditions
- Income verification requirements are driven by the level of lending risk and are determined by Northern Rock
  - Low risk applicants with medium/high credit scores, properties valued at over £100k, requiring an LTV of 85% or less will not usually be asked for income verification.
  - Income verification is always required for Together loans, first time buyers, loans > 85% LTV and those applicants with a low credit score
- Maximum secured LTV of 95%

Source: Northern Rock

Key risk indicators

- Strict origination criteria are reflected in a low risk profile
- Northern Rock's strategy is to be a low risk lender to middle market Britain

	2002	2003	2004	2005	2006 H1
Average LTV[1]	75.3%	75.7%	76.2%	77.9%	79.4%
First Time Buyers[1] (by value)	26.3%	22.8%	21.0%	24.4%	27.2%
Loans >90% LTV[1] (by value)	22.5%	25.6%	22.9%	29.8%	24.1%
Average Loan Size (£k)[1]	£80.5	£98.5	£115.1	£122.0	£126.3
Average Equity in the property (£k)[1]	£26.4	£31.6	£35.9	£34.6	£32.7
Arrears 3m + (by number)[2]	0.56%	0.45%	0.37%	0.39%	0.45%

Source: Northern Rock
[1] Figures represent lending during the period
[2] Figure represents the period-end position

Behavioural scoring as pro-active arrears prevention tool

- Credit score all applications at origination and existing mortgages on a monthly basis
- Predicts which borrowers are most likely to go two or more months in arrears in the next six months
- The behavioural scoring system assists Northern Rock to:
  - Undertake intelligent marketing and cross selling
  - Target retention of high quality existing customers
  - Predict future arrears issues and concentrate arrears management
  - Conduct financial modelling and loss provisioning
- Northern Rock's Q3 Trading Statement stated that "Behavioural credit rescores in both the residential and unsecured loan books have remained stable since the Half Year"

Source: Northern Rock

Northern Rock residential mortgage book annual default trends


Percentage of loans 3 months + in arrears (end of 2006 H1) (by number)
0.70%
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
0
6
12
18
24
30
36
42
48
54
60
66
72
78
84
90
96
Age in Months
1999
2000
2001
2002
2003
2004
2005
2006

- Static pool data shows the default experience of each year's lending
  - Each year is low compared to the current market average (2006 H1: 0.96%[1]) and is well distributed with no outliers

Source: Northern Rock
[1] Council of Mortgage Lenders Table AP1 (by number of loans)

6. Granite

Granite mortgages – series 06-4 note structure

Note Class	S&P / Moodys / Fitch Ratings	Currency	Note Size	Expected Avg Life	Coupon Format	Expected Payment Window	Step Up Date	Legal Final Maturity
[A1	[AAA/Aaa/AAA]	$	786,200,000	0.99	1 month $ Libor	Mar-07 - Sep-08	Dec-11	Dec-30
A2	[AAA/Aaa/AAA]	Euro	617,200,000	0.99	3 month Euribor	Mar-07 - Sep-08	Dec-11	Dec-30
A3	[AAA/Aaa/AAA]	$	704,300,000	2.88	3 month $ Libor	Dec-08 - Jun-10	Dec-11	Dec-54
A4	[AAA/Aaa/AAA]	CAD$	350,000,000	2.88	1 month Cidor	Dec-08 - Jun-10	Dec-11	Dec-54
A5	[AAA/Aaa/AAA]	$	753,600,000	4.91	3 month $ Libor	Sep-10 - Dec-11	Dec-11	Dec-54
A6	[AAA/Aaa/AAA]	Euro	796,100,000	4.91	3 month Euribor	Sep-10 - Dec-11	Dec-11	Dec-54
A7	[AAA/Aaa/AAA]	£	729,600,000	4.91	3 month £ Libor	Sep-10 - Dec-11	Dec-11	Dec-54
B1	[AA/Aa3/AA]	$	60,600,000	2.06	3 month $ Libor	Dec-08 - Dec-08	Dec-11	Dec-54
B2/B3/B4	[AA/Aa3/AA]	$/Euro/£	42,200,000	5.06	3 month $ Libor/Euribor/£ Libor	Dec-11 - Dec-11	Dec-11	Dec-54
M1	[A/A2/A]	$	47,800,000	2.06	3 month $ Libor	Dec-08 - Dec-08	Dec-11	Dec-54
M2/M3/M4	[A/A2/A]	$/Euro/£	62,300,000	5.06	3 month $ Libor/Euribor/£ Libor	Dec-11 - Dec-11	Dec-11	Dec-54
C1	[BBB/Baa2/BBB]	$	32,600,000	2.06	3 month $ Libor	Dec-08 - Dec-08	Dec-11	Dec-54
C2/C3/C4	[BBB/Baa2/BBB]	$/Euro/£	50,300,000	5.06	3 month $ Libor/Euribor/£ Libor	Dec-11 - Dec-11	Dec-11	Dec-54]

- This offering is Northern Rock's 21st residential mortgage-backed transaction offering £[3.25] billion equivalent of securities in US Dollars, CAD Dollars, Euros and Sterling
- Dollar denominated tranches offered are registered under the U.S. Securities Act of 1933, as amended, and is Regulation AB compliant
- Bonds are sized at a CPR rate of approx 15%

Source: Offering Documents

Granite – key investment features

1. Structure
2. Collateral performance
3. Credit enhancement
4. Investor protection triggers
5. Pool replenishment criteria
6. Controlled amortisation notes
7. Regular issuer
8. Investor reporting accessible via Northern Rock's website
9. No Basle 2 regulatory call
10. SEC registered/Regulation AB compliant

Granite Master Issuer plc - structure

- Northern Rock, Funding and Funding 2 have a pro rata and pari passu interest in the Master Trust
  - Interest and principal are passed through the structure on the basis of shares in the Trust property
- Credit enhancement for Granite Master Issuer plc is provided by subordination, a common reserve fund and excess spread
- Interest rate risk protection provided by basis rate swaps (provided by Northern Rock)
- Exchange rate risk protection provided by currency swaps (provided by an appropriately rated counterparty)
- GIC accounts are held by Northern Rock (subject to rating)



Granite Finance Trustees Limited
Investor Interest
Investor Interest
Funding Reserve Fund
Granite Finance Funding Limited
Funding 2 Reserve Fund
Granite Finance Funding 2 Limited
Class A, B, M and C Intercompany Loans
Global Intercompany Loan
Granite Mortgages 04-3 PLC , etc.
Granite Master Issuer PLC
Class A
Class B
Class M
Class C
Reserve Fund
Class A notes
Class B notes
Class M notes
Class C notes
Issuer Reserve Fund

Source: Offering Documents

Collateral performance comparison with other UK RMBS master trusts



90 days plus arrears July 2002 – July 2006 (by amount)
Holmes
Permanent
Granite
Lothian
Mound
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
Jul-02
Dec-02
May-03
Oct-03
Mar-04
Aug-04
Jan-05
Jun-05
Nov-05
Apr-06

Source: Deutsche Bank Research

Investor protection – Granite Master Issuer credit enhancement structure

- Credit enhancement is shared across all issues
- Example – a loss at the 'BBB' level impacts all BBB notes *pro rata* and *pari passu*
- Note tranches are supported by a credit structure incorporating:
  - Excess spread
  - Reserve fund
    - Fully funded to £[440] million
    - Required target balance steps up if arrears exceed certain thresholds or if an issue is not called (excess spread trapping)
  - Subordination



Granite Master Issuer
Class A
[90.03]%
Class B
[3.25]%
Class M
[3.28]%
Class C
[3.44]%
Reserve Fund[1]
[1.65]%
Excess Spread
Loss allocation

Source: Offering Documents. All are expected figures at the closing date
[1] Includes the Funding 2 reserve fund and the issuer reserve

Investor protection – typical rating agency stresses



Typical Rating Agency stresses - Defaults
30%
25%
20%
15%
10%
5%
0%
AAA
AA
A
BBB
These current figures for the market and Northern Rock refer to 3m+ arrears
Current Market
Current Northern Rock

- Indicative rating agency default stresses take place over 4 years
- The worst ever market level of repossessions was 0.77% in 1991[1]
- Northern Rock's repossessions during the last recession peaked at 0.44% in 1995[2]
- WA indexed equity in the Trust of [29.68]%[3] – the agencies typically assume a WA MVD of 43% at AAA level, 39% at AA, 34% at A and 30% at BBB
- Losses are further mitigated by a reserve fund of [1.65]%[3]
- The Granite pool also benefits from a weighted average seasoning of [25.91] months (expected at closing)[3]

Source: Offering Documents, Rating Agencies
[1] Council of Mortgage Lenders Table AP1
[2] Northern Rock
[3] Prospectus

Investor protection – indicative credit protection and losses example


Granite Master Issuer
Class A £[23,989.9]m
Class B £[866.3]m
Class M £[875.3]m
Class C £[916.2]m
Reserve Fund £[440]m (1.65 %)¹
Excess Spread
Loss allocation

- Year to date quarterly excess spread has approximately exceeded year to date losses by a factor of 35[2]
- The current reserve fund[3] and annualised year to date excess spread exceed annualised year to date losses 145 times[4]

Granite Master Trust year to date excess spread and losses 2006[2]


£m
160
140
120
100
80
60
40
20
0
Excess spread
£102 m
£3m
Losses

Source: Northern Rock

[1] Includes the Funding 2 reserve fund and the issuer reserve fund

[2] Year to date includes March, June and September investor reports only

[3] The reserve fund figure is as at the closing date ([29 November] 2006)

[4] Annualised year to date excess spread and losses have been calculated by multiplying the sum of the year to date quarterly figures by 0.75.

Note: Excess spread and losses are calculated across the master trust. Other figures are calculated for Granite Master Issuer. Actual losses allocated to the Granite Master issuer will be lower as total losses will be multiplied by the Granite Master Issuer's share.

Trigger events

- A trigger event is defined as an asset trigger or a non asset trigger event[1]

	Pre-Trigger Events	After Asset Trigger Event	After Non-Asset Trigger Event
Principal	Funding/Funding 2 to target; rest to seller	Pro rata	100% to Funding/Funding 2 Pro rata
Interest	Pro rata	Pro rata	Pro rata
Losses	Pro rata	Pro rata	Pro rata

- An asset trigger event occurs when an amount is debited to the AAA principal deficiency ledger of any issuer
  - Within Funding 2, all notes pay sequentially (*pro rata* and *pari passu* within the same class)
- A non-asset trigger occurs when (a) there is a Seller Insolvency, (b) the administration standard is breached or (c) the current Seller Share in the Trust is equal to or less than the minimum seller share for 2 consecutive months
  - The AAA notes are repaid first in full in order of shortest legal final (and then the other classes sequentially)
- If there is a trigger event, principal and interest are paid monthly and all series of notes become pass through[2]

[1] In case both an asset trigger and a non-asset trigger event occur, the asset trigger payment rules prevail
[2] A trigger event is part of a pass through trigger event, which comprises a) a trigger event, b) an issuer enforcement notice or c) a Funding 2 inter-company loan enforcement

Source: Offering Documents

Arrears and step up trigger events

	Other features
Amortisation of subordinated notes	Amortisation of subordinated notes will be deferred if: • Principal balance of mortgages 3 months or more in arrears > 4% • Aggregate interest arrears/total interest payment due (last 12 months) >2% • Funding 2 plus issuer reserve fund is less than the programme reserve required amount • Debit balance on subordinated note PDL
If a note is not redeemed on its step up and call date	• All notes that have passed the step up and call date will pay principal and interest monthly and will be deemed as pass through • No further substitution into the Trust will occur if a note has not been redeemed in full 12 months after its step up date OR if there are more than £[1]billion of notes outstanding which have passed their step up date
Arrears or Step up Trigger	• If 3 months plus arrears in the Trust exceed 2% (by value) the Funding 2 reserve fund will step up by £[23]m • If the Issuer fails to call any notes on their step-up date the Funding 2 reserve fund will step up by £[23]m • If both of these events occur the Funding 2 reserve fund will step up by £[46]m • These triggers are curable

Source: Offering Documents

Strict substitution and loan eligibility criteria

	Key Loan Representations and Warranties
Geography	England, Scotland or Wales
Arrears	No more than one payment down and no more than one payment missed in the last 12 months
Current loan size	Less than or equal to £500,000
LTV (original amount advanced)	Less than or equal to 95%

	Key Conditions to Loan Assignment
Arrears Test 1	Aggregate interest arrears amount owed / total interest payment due < 2%
Arrears Test 2	Balance of mortgages > 3 months in arrears < 4% of Trust portfolio[1]
Seller Rating	At least A3 by Moody's and A- by Fitch
Issuer/Funding 2 Reserve Fund	No amounts may be drawn upon assignment
Maximum Substitution	No more than 10% of Trust balance per quarter
Minimum Portfolio Yield	Weighted average of 50bps over 3 month Libor (after basis swaps)
Other Tests	S&P and Fitch WAFF/WALS test, LTV test, Moody's portfolio valuation test

Source: Offering Documents
[1] Unless rating agencies confirm rating

Regular issuance



UK RMBS Issuance 2000 – 2006
€bn
Northern Rock plc
HBOS
Abbey
Bradford & Bingley
Standard Life
Barclays
RBS
Other
90
80
70
60
50
40
30
20
10
2000
2001
2002
2003
2004
2005
2006



UK Outstanding master trust bonds 2000 - 2006
€bn
120
100
80
60
40
20
0
Granite
Holmes
Lothian
Mound
Permanent
Arran
Gracechurch
Oct-01
Feb-02
Jun-02
Oct-02
Feb-03
Jun-03
Oct-03
Feb-04
Jun-04
Oct-04
Feb-05
Jun-05
Oct-05
Feb-06
Jun-06

- Northern Rock has been a frequent RMBS issuer, completing 20 Granite transactions since 1999
- In 1999 Northern Rock issued its first standalone deal followed by two more in 2000. In 2001 it launched the Granite master trust and in 2005 launched the de-linked Granite Master Issuer
- Northern Rock has issued 10 transactions through the "capitalist" master trust and 7 through the Granite Master Issuer

Source: Deutsche Bank Research, as September 2006 end

Expected repayment profile of existing Granite transactions


Annual profile
Billions
8
7
6
5
4
3
2
1
0
Funding 1 issuers
Granite Master Issuer
2006
2007
2008
2009
2010
2011
2012
2013


Quarterly profile
Billions
3
3
2
2
1
1
0
Funding 1 issuers
Granite Master Issuer
Q4 2006
Q2 2007
Q4 2007
Q2 2008
Q4 2008
Q2 2009
Q4 2009
Q2 2010
Q4 2010
Q2 2011
Q4 2011
Q2 2012
Q4 2012
Q2 2013

- Granite is expected to see significant capital repayments and optional redemptions in the next few years
- All Funding 1 issuers will be expected to redeem by September 2011

Source: Northern Rock

CPR rates & controlled amortisation



Monthly CPR annualised July 2002 – July 2006
120%
100%
80%
60%
40%
20%
0%
Holmes
Permanent
Granite
Lothian
Mound
Jul-02
Dec-02
May-03
Oct-03
Mar-04
Aug-04
Jan-05
Jun-05
Nov-05
Apr-06

Granite bonds are typically sized at 15% - 20% CPR

- Northern Rock's CPR is made up from loan redemptions, capital repayments, product switches and further advances (the latter two are repurchased by Northern Rock)
- Northern Rock's active borrower retention and up-selling strategies leads to product switches/further advances
- Controlled amortisation schedules should be met based on historical CPR levels

Source: Deutsche Bank Research

Investor reporting

- Northern Rock is committed to high quality, regular investor reporting
- Reports are posted on its website at http://www.companyinfo.northernrock.co.uk/treasury/securitisation/

Time series analysis available


August 06
July 06
June 06
May 06
April 06
March 06
January 06
December 05
November 05
October 05
September 05
August 05
July 05
June 05
May 2005
April 05
March 05
February 05
January 05
December 04
November 04

Granite structural comparison – prime UK issuers

	Granite	Permanent	Holmes	Mound	Lothian	Arran
Structure	De-linked master trust	De-linked master trust	De-linked master trust	Master trust	Master trust	Stand alone SPV
Notes*	Controlled amortisation, step and call	Cash Accumulation, Bullet Repayment, and Scheduled Amortization Repayment	Cash Accumulation, Bullet Repayment,	Cash Accumulation, Bullet Repayment,	Controlled amortisation,	Pass-through
Basle 2 call?	No	Yes	No	Yes	Yes	Yes**
Gross Issuance (£bn)	52.0	62.5	28.1	7.3	5.8	11.3
Number of issues	17	10	11	5	5	2

Source: Prospectuses *Most recent series **Only B, C & D Notes

7. Provisional mortgage pool and Granite performance statistics

Geographical diversification

Cut-off pool geographical diversification (by value)


Yorks & Humberside
8%
East Anglia
2%
East Midlands
7%
West Midlands
6%
Wales
3%
Greater London
18%
South West
8%
North
6%
South East
21%
North West
11%
Scotland
10%

Geographic breakdown 2001 – 2006 (by value)


25%
20%
15%
10%
5%
0%
May-01
Sep-01
Jan-02
May-02
Sep-02
Jan-03
May-03
Sep-03
Jan-04
May-04
Sep-04
Jan-05
May-05
Sep-05
Jan-06
May-06
East Anglia
East Midlands
Greater London
North
North West
Scotland
South East
South West
Wales
West Midlands
Yorkshire

- The portfolio is diversified across England, Scotland and Wales. The highest concentration is in the London & South East, where property prices and population density in the UK are higher

- The geographical make up of the Trust has been stable over time

Source: Offering Documents. Pool cut dated 30 September 2006. Investor Reports

Average loan size



Cut-off pool average loan size (£ & %)
% of Total (by Balance)
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
0-25
25-50
50-75
75-100
100-125
125-150
150-175
175-200
200-225
225-250
250-275
275-300
300-325
325-350
350-375
375-400
400-425
425-450
450-475
475-500
Loan Size (£'000)



Average loan size 2000 – 2006
120,000
100,000
80,000
60,000
40,000
20,000
May-01
Sep-01
Jan-02
May-02
Sep-02
Jan-03
May-03
Sep-03
Jan-04
May-04
Sep-04
Jan-05
May-05
Sep-05
Jan-06
May-06

- The Average loan size is £[107,573]

Source: Offering Documents. Pool cut dated 30 September 2006. Investor Reports

Loan-to-value ratios



Cut-off pool LTV ratios (by balance)
% of Total (by Balance)
Current LTV
Indexed Current LTV
25%
20%
15%
10%
5%
0%
0%-25%
25%-50%
50%-55%
55%-60%
60%-65%
65%-70%
70%-75%
75%-80%
80%-85%
85%-90%
90%-95%
95%-100%
>100%
LTV Bucket



LTV ratios 2000 – 2006 (by balance)
85.0%
75.0%
65.0%
55.0%
45.0%
35.0%
25.0%
Current LTV
Indexed LTV
May-01
Oct-01
Mar-02
Aug-02
Jan-03
Jun-03
Nov-03
Apr-04
Sep-04
Feb-05
Jul-05
Dec-05
May-06

- The Weighted Average LTV is [77.40]% and Current Weighted Average Indexed LTV is [70.32]%

Source: Offering Documents. Pool cut dated 30 September 2006. Investor Reports

Current weighted average seasoning

Cut-off pool current weighted average seasoning (by balance)



% of Total (by Balance)
25%
20%
15%
10%
5%
0%
0 to 6
6 to 12
12 to 18
18 to 24
24 to 30
30 to 36
36 to 42
42 to 48
48 to 54
54 to 60
60 to 66
66 to 72
72 to 78
78 to 84
84 to 90
90 to 96
96 to 102
102 to 108
108 to 114
114 to 120
120 to 126
126 to 132
132 to 138
Age of Loans (months)

Current weighted average seasoning (by balance) 2000- 2006



45
40
35
30
25
20
15
10
5
0
May-01
Sep-01
Jan-02
May-02
Sep-02
Jan-03
May-03
Sep-03
Jan-04
May-04
Sep-04
Jan-05
May-05
Sep-05
Jan-06
May-06

- The Weighted Average seasoning as of the closing date is expected to be [25.91] months

Source: Offering Documents. Pool cut dated 30 September 2006. Investor Reports

Granite Master Trust portfolio performance

	2002	2003	2004	2005	2006 H1
No. of Loans	144,539	177,469	245,812	369,520	342,038
Amount	£7.3bn	£13.1bn	£20.8bn	£37.5bn	£35.1bn
Average CPR[1]	38.9%	44.1%	46.1%	45.6%	46.1%
Seasoning (months)[2]	30.6	25.8	26.8	23.2	25.2
Current LTV[2]	76.3%	74.2%	73.5%	76.3%	76.7%
Arrears > 3m[3]	0.12%	0.25%	0.28%	0.36%	0.52%
Possessions in period as % closing trust loans	0.00969%	0.04170%	0.06794%	0.18105%	0.13946%
Properties sold in period as % closing trust loans	0.00208%	0.02479%	0.06184%	0.11068%	0.12689%
Loss in period as % closing trust balances	0.00009%	0.00007%	0.00002%	0.00215%	0.00604%
Cumulative losses as % closing trust assets	0.00009%	0.00013%	0.00010%	0.00220%	0.00840%

Source: Northern Rock
[1] Annualised monthly CPR
[2] Weighted Average
[3] By value

8. Timing

Timing

Roadshow	13 - 17 November
Expected price guidance	[End of w/c 13] November
Expected pricing	[22] November
Expected closing	[29] November

Contacts

David Johnson, Director (Securitisation)	+44 191 279 6156 David.Johnson@northernrock.co.uk
Phil Robinson, Assistant Director (Securitisation)	+44 191 279 4581 Phil.Robinson@northernrock.co.uk
Andy McClean, Assistant Director (Securitisation)	+44 191 279 6195 Andy.McClean@northernrock.co.uk
Tom Ranger, Senior Securitisation Manager	+44 191 279 4293 Tom.Ranger@northernrock.co.uk
Nancy Irwin, Securitisation Manager	+44 191 279 5647 Nancy.Irwin@northernrock.co.uk